UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 19, 2009

Cytokinetics, Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50633	94-3291317
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

280 East Grand Avenue, South San Francisco, California		94080
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 624 - 3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 18, 2009, Cytokinetics, Incorporated, (the "Company"), entered into a Placement Agent Agreement in which Lazard Capital Markets LLC served as lead placement agent and JMP Securities LLC served as co-placement agent, relating to a registered direct offering by the Company of up to an aggregate of 7,106,600 units ("Units") to certain of its existing institutional shareholders. Each Unit consists of one share of the Company’s common stock, par value $0.001 per share ("Common Stock"), and one warrant to purchase 0.50 shares of the Common Stock. The sale of the Units is being made pursuant to Subscription Agreements, dated May 18, 2008 (the "Subscription Agreements"), with each of the investors. The investors have agreed to purchase the Units for a negotiated price of $ 1.97 per Unit, resulting in gross proceeds to the Company of approximately $14.0 million, before deducting placement agents’ fees and estimated offering expenses. The net offering proceeds to the Company from the sale of the Units, after deducting the Placement Agents’ fees and other estimated offering expenses payable by the Company, are expected to be approximately $ 13.0 million.

The initial per share exercise price of the warrants is $ 2.75. If Amgen Inc. does not obtain an exclusive world-wide (excluding Japan) license to develop and commercialize the Company’s drug candidate, CK-1827452, for the potential treatment for heart failure by June 30, 2009, pursuant to the rights granted under the Collaboration and Option Agreement between the parties, then the exercise price of the warrant will be changed to equal the five-day volume average weighted price of the Company's common stock prior to June 30, 2009; however, in such case, the exercise price of the warrants may not exceed $2.75 or be less than $1.50 per share. The warrants are exercisable at any time on or after the closing and will expire on a date that is thirty months from the date of closing. The closing of the sale and issuance of the Units is expected to take place on or about May 21, 2009, subject to the satisfaction of customary closing conditions.

A copy of the Placement Agent Agreement, opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, form of Subscription Agreement and form of Warrant are attached to this Current Report on Form 8-K as Exhibit 1.1, 5.1, 10.69 and 10.70, respectively, and are incorporated herein by reference. The foregoing is only a brief description of the material terms of the Placement Agent Agreement, the Warrants and the Subscription Agreements, does not purport to be a complete description of the rights and obligations of the parties thereunder and such descriptions are qualified in their entirety by reference to these Exhibits.

On May 19, 2009 the Company issued a press release announcing the above-described offering of the Units. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The Company offered and is selling the above-described securities pursuant to a prospectus dated November 19, 2008 and a prospectus supplement dated May 18, 2009, pursuant to the Company’s shelf registration statement on Form S-3 (SEC File No.: 333-155259) previously declared effective by the Securities and Exchange Commission (the "Shelf Registration Statement"). This report on Form 8-K is being filed in part for the purpose of incorporating Exhibits 1.1, 5.1, 10.69, 10.70 and 99.1 by reference into the Shelf Registration Statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following Exhibits are filed as part of the Current Report on Form 8-K:

Exhibit No. Description
----------------------------
1.1 Placement Agent Agreement, dated May 18, 2009, among the Company, Lazard Capital Markets LLC and JMP Securities LLC.
5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
10.69 Form of Subscription Agreement between the Company and the investor signatories thereto.
10.70 Form of Warrant between the Company and the investor signatories thereto.
99.1 Press release, dated May 19, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytokinetics, Incorporated

May 19, 2009	By:	/s/ Sharon A. Barbari

Name: Sharon A. Barbari
Title: Senior Vice President, Finance and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

1.1	Placement Agent Agreement, dated May 18, 2009, between the Company and Lazard Capital Markets LLC and JMP Securities LLC.
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
10.69	Form of Subscription Agreement, dated May 18, 2009, between the Company and the investor signatories thereto.
10.70	Form of Warrant, dated May 18, 2009, between the Company and the investor signatories thereto.
99.1	Press release, dated May 19, 2009.